UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.         )

☒	Filed by the Registrant

☐	Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Biodesix, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Biodesix, Inc. Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on May 24, 2022 For Stockholders of record as of March 25, 2022 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy materials, including the Notice and Proxy Statement, Annual Report and Form 10-K, and to obtain directions to attend the meeting, go to: www.proxydocs.com/BDSX To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet. P.O. BOX 8016, CARY, NC 27512-9903 Biodesix, Inc. Meeting Type: Date: Time: Place: Annual Meeting of Stockholders Tuesday, May 24, 2022 1:00 PM, Mountain Time Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/BDSX for more details. You must register to attend the meeting online and/or participate at www.proxydocs.com/BDSX SEE REVERSE FOR FULL AGENDA For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/BDSX Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions. If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before May 13, 2022. To order paper materials, use one of the following methods. INTERNET www.investorelections.com/BDSX TELEPHONE (866) 648-8133 * E-MAIL paper@investorelections.com When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above. If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material.

Biodesix, Inc. Annual Meeting of Stockholders PROPOSAL 1. To elect the two Class II directors named in this proxy statement to hold office until the 2025 annual meeting of stockholders; 1.01 Matthew Strobeck, Ph.D. 1.02 Charles Watts, M.D. 2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022. 3. To conduct any other business properly brought before the meeting, or any adjournment or postponement thereof THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2